 June 15, 2007

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re:  Authorization to Sign Rule 16 Forms

 I am the Vice President and Comptroller of General Electric Company (GE) and, until further written notice, I hereby individually authorize Michael R. McAlevey (GE's Vice

President, Chief Corporate, Securities & Finance Counsel), Ning Chiu (GE's Corporate and

Securities Counsel), Christoph Pereira (GE's Corporate and Securities Counsel), and Eliza W.

Fraser (GE's Associate Corporate Counsel) to sign on my behalf any Form 4, Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to,

in the best interest of, or legally required by me.

  Very truly yours,

  S/Phillip Ameen

  Philip D. Ameen

STATE OF CONNECTICUT)

    ) ss

COUNTY OF FAIRFIELD)

Subscribed and sworn to before me on this the 15th of June, 2007.

     S/Kerry L. Gray

     Name: Kerry L. Gray

     Notary Public

     My commission expires April 30, 2010